Exhibit 23.3

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2015, included in the Proxy Statement/Prospectus of Yodlee, Inc. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-206863) and Prospectus of Envestnet, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

October 9, 2015